Exhibit 32

Certification Accompanying Periodic Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. ss. 1350)

The undersigned, Samuel Martin, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (‘‘Company’’), and Brenda M. Galgano, Senior Vice President, Chief Financial Officer and Treasurer of our Company, each hereby certifies that (1) the Quarterly Report of our Company on Form 10-Q for the period ended December 4, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of our Company.

Dated: January 13, 2011	/s/ Samuel Martin
Samuel Martin
President and
Chief Executive Officer

Dated: January 13, 2011	/s/ Brenda M. Galgano
Brenda M. Galgano
Senior Vice President,
Chief Financial Officer and Treasurer